Exhibit 10.3
AMENDMENT No. 6

Dated as of March 11, 2008

to

RECEIVABLES PURCHASE AGREEMENT

Dated as of June 26, 1998

This AMENDMENT NO. 6 (this “Amendment”) dated as of March 11, 2008 is entered into among PILGRIM’S PRIDE FUNDING CORPORATION (“Seller”), PILGRIM’S PRIDE CORPORATION (“Pilgrim’s Pride”) as initial Servicer, FAIRWAY FINANCE COMPANY, LLC (f/k/a Fairway Finance Corporation) (“Purchaser”) and BMO CAPITAL MARKETS CORP. (f/k/a Harris Nesbitt Corp. (f/k/a BMO Nesbitt Burns Corp.)), as agent for the Purchaser (in such capacity, together with its successors and assigns, the “Agent”).

RECITALS

WHEREAS, the parties hereto have entered into a certain Receivables Purchase Agreement dated as of June 26, 1998 (as amended through the date hereof, the “Agreement”);

WHEREAS, in order to make the most efficient use of the financing facility contemplated by the Agreement and the other Transaction Documents, the Seller has requested the Purchaser and the Agent to agree to certain amendments and/or modifications to such facility as described herein for various purposes;

WHEREAS, the Purchaser and the Agent are willing to agree to such amendments solely on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the promises and the mutual agreements contained herein and in the Agreement, the parties hereto agree as follows:

SECTION 1. Definitions.  All capitalized terms used, but not otherwise defined, herein shall  have the respective meanings for such terms set forth in Exhibit I to the Agreement.

SECTION 2. Amendments to the Agreement.  The Agreement is hereby amended as follows:

2.1. The definition of “EBITDA” set forth in Exhibit I to the Agreement is hereby amended and restated in its entirety as follows:

“EBITDA” means, with reference to any period, the earnings of Pilgrim’s Pride and its subsidiaries on a consolidated basis for such period plus (i) the sum of all amounts deducted arriving at such earnings amount in respect of (A) Interest Expense for such period, (B) income tax obligations of Pilgrim’s Pride and its subsidiaries for such period, (C) depreciation and amortization charges of Pilgrim’s Pride and its subsidiaries for such period, (D) extraordinary losses of Pilgrim’s Pride and its subsidiaries for such period, and (E) with the Agent’s consent, Restructuring Charges of Pilgrim’s Pride and its subsidiaries for such period, minus (ii) extraordinary gains of Pilgrim’s Pride and its subsidiaries for such period, all as determined on the basis of generally accepted accounting principles consistently applied.

2.2The definition of “Interest Expense” set forth in Exhibit I to the Agreement is hereby amended and restated in its entirety as follows:

“Interest Expense” for any period shall mean all interest charges during such period, including all amortization of debt discount and expense and imputed interest with respect to capitalized lease obligations, determined on a consolidated basis in accordance with generally accepted accounting principles, consistently applied, including without limitation dividends relating to Convertible Stock that is classified as debt under generally accepted accounting principles, consistently applied, or which Pilgrim’s Pride elects to treat as Debt under this Agreement.

2.3Exhibit I to the Agreement is hereby amended by adding the following new definitions thereto in the appropriate alphabetical order:

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person’s capital stock, whether or not outstanding on the date of this Agreement, including, without limitation, any option, warrant or other right relating to any such capital stock.

“Convertible Stock” means preferred stock and other Capital Stock that are convertible, exchangeable or exercisable into Pilgrim’s Pride’s common stock.

“Restructuring Charges” means asset impairment charges, lease termination costs, severance costs, facility shutdown costs and other related restructuring charges related to or associated with a permanent reduction in capacity, closure of plants or facilities, cut-backs or plant closures or a significant reconfiguration of a facility.

SECTION 3. Representations and Warranties.  Each of the Seller and the Servicer hereby represents and warrants to the Purchaser and the Agent that the representations and warranties of such Person contained in Exhibit III to the Agreement are true and correct as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations and warranties were true and correct as of such earlier date), and that as of the date hereof, no Termination Event or Unmatured Termination Event has occurred and is continuing or will result from this Amendment.

SECTION 4. Effect of Amendment.  (a) All provisions of the Agreement, as expressly amended and modified by this Amendment, shall remain in full force and effect and are hereby ratified and confirmed in all respects.  After this Amendment becomes effective, all references in the Agreement (or in any other Transaction Document) to “this Agreement”, “hereof”, “herein” or words of similar effect referring to the Agreement shall be deemed to be references to the Agreement as amended by this Amendment.  This Amendment shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the Agreement other than as set forth herein.

(b) Notwithstanding anything in the Agreement or any other Transaction Document to the contrary, each of the parties hereto, hereby consents and agrees to the amendments contemplated hereby and that all of the provisions in the Agreement, the Purchase and Contribution Agreement, the Purchase Agreement and the other Transaction Documents shall be interpreted so as to give effect to the intent of the parties hereto as set forth in this Amendment.

SECTION 5. Effectiveness.  This Amendment shall become effective as of the date hereof upon receipt by the Agent of the following (each, in form and substance satisfactory to the Agent):

(a) Counterparts of this Amendment executed by each of the parties hereto (including facsimile or electronic copies); and

(b) Such other documents, resolutions, certificates, agreements and opinions as the Agent may reasonably request in connection herewith.

SECTION 6. Counterparts.  This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.

SECTION 7. Governing Law.  This Amendment, including the rights and duties of the parties hereto, shall be governed by, and construed in accordance with, the laws of the State of Texas (without giving effect to the conflict of laws principles thereof).

SECTION 8. Section Headings.  The various headings of this Amendment are included for convenience only and shall not affect the meaning or interpretation of this Amendment, the Agreement or any provision hereof or thereof.

(continued on following page)

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

PILGRIM’S PRIDE FUNDING CORPORATION,
as Seller

By: /s/ Richard A. Cogdill
Name: Richard A. Cogdill
Title:   Vice President, Secretary & Treasurer

PILGRIM’S PRIDE CORPORATION,
as initial Servicer

By: /s/ Richard A. Cogdill
Name: Richard A. Cogdill
Title:  Chief Financial Officer, Secretary & Treasurer

FAIRWAY FINANCE COMPANY, LLC,
as Purchaser

By: /s/ Lori Gebron
Name:  Lori Gebron
Title:  Vice President

BMO CAPITAL MARKETS CORP.,
as Agent

By: /s/ Brian Zaban
Name: Brian Zaban
Title:  Managing Director